SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) dated as of the 2nd day of April 2009, by and among Competitive Companies, Inc., a Nevada corporation (the “Company”), Innovation Capital Management, Inc., a Delaware corporation (“Innovation”), Innovation Capital Management LLC, a Texas Limited Liability Company (“Innovation LLC”), DiscoverNet, Inc., a Wisconsin corporation (“DiscoverNet”) each a “Selling Entity” and collectively the “Selling Entities” and the shareholders, unit holders and preferred shareholders respectively, of the Selling Entities named on the signature page of this Agreement (collectively, the “Shareholders” and each, individually, a “Shareholder”).

WITNESSETH:

WHEREAS, the Shareholders are the holders of all of the issued and outstanding capital stock, units and preferred shares respectively of the Selling Entities (the “Selling Entity Shares”);

WHEREAS, the Company is acquiring a controlling interest in the Selling Entities;

WHEREAS, the Company is willing to issue 29,075,600 shares of its common stock, par value $0.001 per share (the “Common Stock”), to the Shareholders in consideration for all of the Selling Entity Shares; and

WHEREAS, the Company will acquire certain assets and liabilities of the Selling Entities as additional consideration (the “Additional Consideration”);

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

1.               Exchange of Shares and Issuance to the Shareholders.

(a)  Issuance of Shares by the Company. On and subject to the conditions set forth in this Agreement, the Company will issue to the Shareholders, in exchange for 2,907,560 Selling Entity Shares, which represents all of the issued and outstanding capital stock of the Selling Entities, an aggregate of 29,075,600 shares of Common Stock. The shares of Common Stock will be issued to the Shareholders in the amounts set forth after their respective names in Schedule I to this Agreement.

(b)  Transfer of the Selling Entity Shares by the Shareholders. Subject to the conditions set forth in this Agreement, the Shareholders will transfer to the Company all of the Selling Entity Shares in exchange for shares of Common Stock.  Each Shareholder holds the number of Selling Entity Shares set forth after his or her name in Schedule I to this Agreement.

(c)  Closing. The issuance of the Common Stock to the Shareholders and the transfer of the Selling Entity Shares to the Company will take place at a closing (the “Closing”) to be held at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing set forth in Section 5 of this Agreement (the “Closing Date”).

2.              Representations and Warranties of the Company. The Company hereby represents, warrants, covenants and agrees as follows:

(a)    Organization and Authority.

(i)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, Limited Liability Company, association, partnership, joint venture or other entity.

(ii)
Complete and correct copies of the Company’s certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the “Commission”).

(iii)
The Company has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.  All necessary action required to be taken by the Company for the consummation of the transactions contemplated by this Agreement has been taken.

(iv)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Company is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company.

(v)
The Securities, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. The issuance of the Securities to Shareholders is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(2) and Rule 506 promulgated thereunder.

(vi)
The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, $0.001 par value of which 67,409,910 shares are currently issued and outstanding and 999,000,000 shares of preferred stock, $0.001 par value of which 1,495,436 shares are issued.  Except as provided in, contemplated by, or set forth in this Agreement or the Company SEC Documents (as defined below), the Company has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.  All issued and outstanding shares were either (i) registered under the Securities Act, or (ii) issued pursuant to valid exemptions from registration thereunder.

(vii)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b)    SEC Documents.

(i)
The Company is registered pursuant to Section 12 of the Exchange Act and it is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  None of the Company’s filings made pursuant to the Exchange Act (collectively, the “Company SEC Documents”) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.

(ii)
The Company SEC Documents include the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 (the “Financial Statements”), including, in each case, a balance sheet and the related statements of income, stockholders’ equity and cash flows for the period then ended, together with the related notes.  The Audited Financial Statements have been certified by Lawrence Scharfman & Co., CPA P.C. (“LS & Co.”).  The Financial Statements are in accordance with all books, records and accounts of the Company, are true, correct and complete and have been prepared in accordance with GAAP, consistently applied.  LS & Co. is independent as to the Company under the rules of the Commission pursuant to the Securities Act and is registered with the PCAOB. The Financial Statements present fairly the financial position of the Company at the respective balance sheet dates, and fairly present the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods covered.

(iii)
At the close of business on September 30, 2008 the date of Company’s most recent Form 10-Q filing, the Company did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with GAAP which are not fully reflected, reserved against or disclosed on the September 30, 2008 balance sheet.  The Company has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.  The Company does not have any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the Financial Statements, and not heretofore paid or discharged.

(c)	Absence of Changes. Since September 30, 2008, except as set forth in the Company SEC Documents and to the best of Company’s knowledge, there have not been:

(i)
any change in the consolidated assets, liabilities, or financial condition of the Company, except changes in the ordinary course of business which do not and will not have a material adverse effect on the Company;

(ii)
any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the assets or financial condition of the Company (as conducted and as proposed to be conducted);

(iii)
any change or amendment to a material contract, charter document or arrangement not in the ordinary course of business to which the Company is a party other than contracts which are to be terminated at or prior to the Closing;

(iv)	any loans made by the Company to any of affiliate of the Company or any of the Company’s employees, officers, directors, shareholders or any of its affiliates;

(v)	any declaration or payment of any dividend or other distribution or any redemption of any capital stock of the Company;

(vi)	any sale, transfer, or lease of any of the Company’s assets other than in the ordinary course of business;

(vii)	any other event or condition of any character which might have a material adverse effect on the Company;

(viii)
any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Company except in the ordinary course of business and that is not material to the assets or financial condition of the Company; or

(ix)	any agreement or commitment by the Company to do any of the things described in this Section 2(c).

(d)  Property.  Except as set forth in the Company SEC Documents, the Company does not own any real estate and is not a party to any lease agreement.

(e)  Taxes.  The Company has filed all federal, state, county and local income, excise, franchise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on the Company, and has paid or made adequate provision in the financial statement included in the Company SEC Documents for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.  The Company is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(f)  Contracts and Commitments.  Except as contemplated under this Agreement or set forth in the Company SEC Documents, the Company is not a party to any contract or agreement.

(g)  No Adverse Change.  Since September 30, 2008, there has not been any Material Adverse Change in the financial condition of the Company.  A Material Adverse Change shall mean a material adverse change in the business, financial condition, operations or prospects of a person.

(h)  No Defaults.  The Company is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

(i)  Litigation.  There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed fifty thousand dollars ($50,000) in the aggregate) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to Company’s knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(j)  Compliance with Laws.  The Company, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to the Company’s knowledge, environmental, health and safety requirements).

(k)  Contracts and Commitments.  The Company is not a party to any contract of agreement other than agreements that will be terminated at or prior to the Closing.

(l)  Intellectual Property.  The Company has no intellectual property rights.

(m)  No Broker.  Neither the Company nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold the Shareholders harmless against any loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any brokerage fees, commissions or finders’ fees which are due as a result of the consummation of the transaction contemplated by this Agreement.

(n) Reliance by Shareholders.  The representations and warranties set forth in this Section 2 taken together, do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading, and there is no fact which materially and adversely affects the business, operations or financial condition of the Company.  Shareholders may rely on the representations set forth in this Section 2 notwithstanding any investigation it may have made.

3.              Representations and Warranties of Selling Entities and the Shareholders. The Selling Entities and Shareholders hereby represent, warrant, covenant and agree as of the date hereof and as of the Closing Date as follows:

(a)    Organization and Authority.

(i)
The Selling Entities are duly organized, validly existing and in good standing under the laws of their respective states of incorporation.  The Selling Entities do not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign corporation, Limited Liability Company, association, partnership, joint venture or other entity.

(ii)	Complete and correct copies of each of Innovation, Innovation LLC and DiscoverNet’s certificate of incorporation and by-laws are attached hereto.

(iii)
The Shareholders and Selling Entities have full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Shareholders and Selling Entities, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.  All necessary action required to be taken by the Shareholders and Selling Entities for the consummation of the transactions contemplated by this Agreement have been taken.

(iv)
The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which the Selling Entities are a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Selling Entities or their properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Selling Entities.

(v)
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Shareholders or the Selling Entities in connection with the execution and performance by the Shareholders and Selling Entiites of this Agreement or the execution and performance by the Shareholders and Selling Entities of any agreements, instruments or other obligations entered into in connection with this Agreement.

4.           Closing Deliveries.

(a)  On the Closing Date, the Company shall deliver or cause to be delivered toeach Shareholder:

(i)  a certificate registered in the name of each Shareholder representing the number of shares of Common Stock, Units, and Preferred Shares respectively set forth on Schedule I;

(ii) a legal opinion of counsel to the Company acceptable to the Shareholders; and

(b)  On the Closing Date, each Shareholder shall deliver or cause to be deliveredto the Company:

(i) the certificate representing such Shareholder’s shares of Selling Entity Shares, or if the shares were issued in uncertificated form, a written representation executed by an officer of the Selling Entity  that such Shareholder was issued the number of shares set forth next to its name on Schedule I.

5.        Conditions to the Obligation of the Shareholders to Close.  The obligations ofShareholders under this Agreement are subject to the satisfaction of the followingconditions unless waived by Shareholders:

(a) Representations and Warranties.  On the Closing Date, the representations and warranties of the Company shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Company shall have performed all of their respective obligations required to be performed by them pursuant to this Agreement at or prior to the Closing Date, and Shareholders shall have received a certificate of the Company to such effect and as to any other matters set forth in this Agreement.

(b) No Material Adverse Change.  No Material Adverse Change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a Material Adverse Effect.

(c) Liabilities. On the Closing Date, the Company’s total liabilities shall not exceed $350,000.

(d) Legal Opinion.  The Shareholders shall have received a legal opinion from the Company’s legal counsel, acceptable to the Shareholders

(e)  Elections and Appointments.  On the Closing Date, the Company shall appoint William H. Gray as Chief Financial Officer of the Company.

(f)  Shares Outstanding.  The Company shall have 67,409,910 shares of Common Stock outstanding without giving effect to the issuances contemplated under this Agreement.

6.           Indemnification

(a)
The Company agrees to indemnify, defend and hold harmless each  Selling Entity, its Affiliates and, if applicable, their respective directors, officers, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all Damages based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty, of the Company contained in this Agreement, (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company pursuant to this Agreement, or (iii) any third-party claim arising out of or in connection with the operation of the Business of the Company on or before the Closing.

(b)
The Selling Entities agree to indemnify, defend and hold harmless the Company, its Affiliates and, if applicable, their respective directors, officers, shareholders, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all Damages based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty, of the Selling Entities contained in this Agreement, or (ii) the failure of the Selling Entities to perform or observe fully any covenant, agreement or provision to be performed or observed by the Selling Entities pursuant to this Agreement.

7.
Accredited Investor Status. By countersigning this Agreement, each of the Shareholders, severally and not jointly, represents that such Shareholder is an accredited investor as such is defined in Regulation D promulgated under the Securities Act of 1933 as amended, because such Shareholder fits one of the definitions set forth in Exhibit A attached hereto.

8.
Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

if to the Company:

Competitive Companies, Inc.

Attn: Chief Executive Officer

19206 Huebner Ste. 202

San Antonio, TX 78258

Tel: (210) 233-8980

Fax: (210) 233-8986

if to the Selling Entities and the Shareholders:

Innovation Capital Management, Inc.

Attn: William H. Gray

19206 Huebner Road, Suite 202

San Antonio, TX 78258

Tel: (210) 233-8980

Fax: (210) 233-8986

with a copy to (which shall not constitute notice):

Anslow & Jaclin LLP

Attn: Gregg E. Jaclin, Esq.

Gary S. Eaton, Esq.

195 Route 9 South, Suite 204

Manalapan, NJ 07726

Phone: (732) 409-1212

Fax: (732) 577-1188

9.                 Miscellaneous.

(a)
This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b)
This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to any principles of conflicts of law applicable to contracts made and to be performed entirely within such State.  Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the State of Texas, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process method permitted by law.

(c)	This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(d)
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.  Fax or PDF copies of signatures shall be treated as originals for all purposes.

(e)	The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Shares.

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IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement the day and year first above written.

COMPETITIVE COMPANIES, INC.

By: /S/ William Gray

INNOVATION CAPITAL MANAGEMENT, INC.

By: /S/ William Gray

INNOVATION CAPITAL MANAGEMENT LLC

By: /S/ William Gray

DISCOVERNET, INC.

By: /S/ William Gray

Exhibit A

Accredited investors

A Person who meets any one of the following tests is an accredited investor:

 (a)   The Person is an individual who has a net worth, or joint net worth with the Person’s spouse, of at least $1,000,000.

 (b)   The Person is an individual who had individual income of more than $200,000 (or $300,000 jointly with the Person’s spouse) for the past two years, and the Person has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with the Person’s spouse) for the current year.

 (c)   The Person is an officer or director of the Company.

 (d)   The Person is a bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

 (e)   The Person is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

 (f)   The Person is an insurance company as defined in section 2(13) of the Securities Act.

 (g)   The Person is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

 (h)   The Person is a small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

 (i)   The Person is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

 (j)   The Person is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

 (k)   The Person is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

 (l)   The Person is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

 (m)   The Person is an entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor).

 If an individual Person qualifies as an accredited investor, such individual may purchase the Shares in the name of his or her individual retirement account (“IRA”).

Exhibit B

Assumed Liabilities

The Company shall assume all circuit liabilities conducive to the ongoing operation related to its fixed wireless operation.